EXHIBIT 4.11



                        SUBORDINATION AGREEMENT

    This Subordination Agreement (the "Agreement") is entered into as of the 15th day of January, 2004, by and among Digital Fusion, Inc., a Delaware corporation (the "Company"), Roy E. Crippen, III (the
"Subordinate Lender") and Laurus Master Fund (the "Senior Lender").


                              BACKGROUND
                              ----------

    The Company is currently indebted to PowerCerv Corporation ("PowerCerv") in the amount of $136,580.32 pursuant to a promissory note in the original amount of $827,500 as a result of the Borrower's acquisition of digital fusion, inc., a Florida corporation, in March 2000. The Company is also currently indebted to the Senior Lender pursuant to (a) a convertible note issued on July 26, 2002, as restructured on April 29, 2003 for a principal amount of $533,333 and
(b) an additional convertible note issued on April 29, 2003 in the amount of $266,667.

    The Subordinate Lender has agreed to make a loan to the Company to be applied by the Company in retirement of the PowerCerv note described above. The parties intend for such loan to be subordinate to the Company's indebtedness to the Senior Lender.

    NOW, THEREFORE, the parties agree as follows:


                                 TERMS
                                 -----

    1. All obligations of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due, other than obligations to the Subordinate Lender as an employee of Company, are referred to as "Liabilities". All Liabilities to the Senior Lender are referred to as "Senior Liabilities" and the Note dated January 15, 2004 in the amount of $136,580.32 (a copy of which is attached as Exhibit A to this Agreement) to the Subordinate Lender is referred to as the "Junior Liability". It is expressly understood and agreed that the term "Senior Liabilities", as used in this Agreement, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against Company or anyone else, to collect such interest.

    2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liability shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of the Junior Liability shall be made, nor shall any property or assets of the Company be applied to the purchase or other acquisition or retirement of the Junior Liability; provided, however, that, until such time as the Senior Lender shall have notified the Subordinate Lender that the Company shall have defaulted in the payment when due, whether by acceleration or otherwise, of any amount payable in respect of the Senior Liabilities (and after the default in payment is cured), there are excepted from the terms of the foregoing provisions of this paragraph 2 those payments to the Subordinate Lender by the Company in respect of the Junior Liability.


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    3. The Subordinate Lender hereby subordinates all security interests created pursuant to the Security Agreement by and between the Subordinate Lender and the Company dated as of January 15, 2004 (the "Security Agreement"), to the security interests of the Senior Lender (to the extent perfected and enforceable) in all of the property of the Company, now owned or hereafter acquired. Except as provided in the previous sentence, priority of such security interests shall be in accordance with the provisions of the Uniform Commercial Code.

    4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or any sale of all or substantially all of the assets of the Company, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinate Lender shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liability.

    5. The Subordinate Lender will mark his books and records so as to clearly indicate that the Junior Liability is subordinated in accordance with the terms of this Agreement. The Subordinate Lender will execute such further documents or instruments and take such further action as the Company or the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

    6. The Subordinate Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

    7. The Subordinate Lender will not without the prior written consent of the Senior Lender: (a) attempt to enforce or collect the Junior Liability or any rights in respect of the Junior Liability; (b) take any collateral security for the Junior Liability other than pursuant to the Security Agreement; or (c) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company.

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    8. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the death or incompetence of the Subordinate Lender or that at any time or from time to time all Senior Liabilities may have been paid in full), subject to discontinuance only upon receipt by the Senior Lender of written notice from the Subordinate Lender, or any person duly authorized and acting on behalf of the Subordinate Lender, of the discontinuance of this Subordinate Agreement; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the Subordinate Lender under this Agreement with respect to any and all Senior Liabilities existing prior to the time of receipt of such notice by the Senior Lender, any and all Senior Liabilities created or acquired thereafter pursuant to any previous commitments made by the Senior Lender, any and all extensions or renewals of any of the foregoing, any and all interest accruing on any of the foregoing, and any and all expenses paid or incurred by the Senior Lender in endeavoring to collect or realize upon any of the foregoing or any security for the Senior Liabilities; and all of the agreements and obligations of the Subordinate Lender under this Agreement shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Senior Liabilities (including any extensions or renewals of any thereof and all such interest and expenses) shall have been indefeasibly paid in full.

    9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, at its sole discretion and without notice to the Subordinate Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

    10. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinate Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

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    11. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Company or the Subordinate Lender, or any noncompliance of the Company or the Subordinate Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinate Lender under this Agreement.

    12. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall include all obligations of the Company to the Senior Lender, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinate Lender under this Agreement.

    13. This Agreement shall be binding upon the Subordinate Lender and upon the heirs, legal representatives, successors and assigns of the Subordinate Lender and the successors and assigns of the Company.

    14. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                       [signature page follows]


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    IN WITNESS WHEREOF, this Subordination Agreement has been made and delivered this 15th day of January, 2004.



                               /s/ Roy E. Crippen, III
                               --------------------------------------
                               Roy E. Crippen, III


                               LAURUS MASTER FUND, LTD.


                               By: /s/ David Grin
                                  -----------------------------------
                               Name: David Grin
                                    ---------------------------------
                               Title: Managing Partner
                                     --------------------------------


    The Company hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, waives notice of acceptance of the Subordination Agreement by the Senior Lenders, and agrees to be bound by the terms and provisions of the Subordination Agreement, to make no payments or distributions contrary to the terms and provisions of the Subordination Agreement, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

         Dated: January 15th , 2004

         DIGITAL FUSION, INC.


         By:   /s/ Jeffrey L. Williams
            --------------------------------------------------
         Name:  Jeffrey L. Williams
              ------------------------------------------------
         Title:  Vice President
               -----------------------------------------------



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                               EXHIBIT A
                               ---------


                         [Attach copy of note]




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